UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(Amendment No. 1)

SCHEDULE 14C

(RULE 14C-101)

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[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

SOLIS TEK INC.

(Name of Registrant As Specified In Charter)

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SOLIS TEK INC.

853 Sandhill Avenue

Carson, CA 90746

Telephone: 888-998-8881

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

July 17, 2018

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of shares of common stock, par value $0.001, of Solis Tek Inc., a Nevada corporation (the “Company”), for informational purposes only pursuant to Section 14(c) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this Information Statement is to notify our stockholders that effective July 9, 2018, the holders of 22,738,530 shares of the Company’s common stock, representing 50.68% of the outstanding common stock, executed a written consent in lieu of the Company’s 2018 annual meeting of stockholders (the “Majority Stockholder Consent”), approving the election of Alan Lien and Alvin Hao to the Company’s Board of Directors for a term ending at the annual meeting of shareholders to be held in 2019 (the “Action”), which had previously been recommended to be presented to the majority stockholders for their approval by the Board of Directors on July 5, 2018.

The elimination of the need for a formal meeting of the stockholders to approve the actions is authorized by Section 78.320(2) of Chapter 78 of the Nevada Revised Statutes which provides that “[u]nless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.”

This notice, the accompanying Information Statement and our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 (the “Annual Report”), are being mailed to all of our stockholders of record at the close of business on July 9, 2018.

In accordance with Rule 14c-2(b) of the Exchange Act, the Action described in this Information Statement may constitute a “corporate action” under such Rule and therefore may not be effective until 20 calendar days after we have sent or given the Information Statement to our stockholders. To fulfill the requirements of Regulation 14C, we intend to distribute this Notice and Information Statement, on or about July 19, 2018, to our stockholders of record as of the close of business on July 9, 2018. THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ ALAN LIEN
Carson, California	Name:	Alan Lien
July 17, 2018	Title:	Chairman of the Board

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SOLIS TEK INC.

853 Sandhill Avenue

Carson, CA 90746

Telephone: 888-998-8881

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This Information Statement is being mailed on or about July 19, 2018 to the holders of record at the close of business on July 9, 2018 (the “Record Date”) of shares of the common stock, par value $0.001, of Solis Tek Inc., a Nevada corporation (the “Company”), in connection with the following action taken by the holders of a majority of the Company’s outstanding common stock in lieu of the Company’s 2018 annual meeting of stockholders:

1.       To elect Alan Lien and Alvin Hao to the Company’s Board of Directors for a term ending at the annual meeting of shareholders to be held in 2019 (the “Action”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company had 100,000,000 authorized shares of common stock, of which 44,866,564 were issued and outstanding and 20,000,0000 authorized shares of preferred stock of which zero (0) shares were issued and outstanding.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, as a result of stockholders who hold at least a majority of the voting rights of all outstanding shares of capital stock as of July 9, 2018, will have voted in favor of the Action by resolution dated July 9, 2018; and having sufficient voting power to approve such Action through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. The actions were approved by the written consent of the following shareholders: Alan Lien, Alvin Hao, Lydia Hao, John Gildea, John Gildea Consultancy Ltd., Charles Hung Jr., Charles Hung Jr. Living Trust, Weil Consulting Corporation and Tiffany Davis (collectively, the “Majority Shareholders”).

Pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 calendar days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 8, 2018.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock by: (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors and director nominees; (iii) each of our executive officers and significant employees; and (iv) all of our current executive officers, significant employees and directors as a group, as of the Record Date. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Solis Tek Inc., 853 Sandhill Avenue, Carson, California, 90746.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Owner		Percentage of Class (1)
Alan Lien Director, Chairman, President, Chief Financial Officer	Common Stock	10,000,000		22.29%

Alvin Hao Director and Executive Vice President	Common Stock	10,000,000		22.29%

Stanley L. Teeple Chief Compliance Officer, Secretary, Senior Vice President	Common Stock	250,000		*

Tiffany N. Davis Chief Operating Officer	Common Stock	250,000		*

Dennis G. Forchic Director (2)	Common Stock	6,196,079		13.81%

Officers and Directors as a Group (5 persons)	Common Stock	26,696,079		59.50%

YA II PN, Ltd. (3)	Common Stock	4,685,517	(4)	9.99%

* Denotes less than 1%

(1)	Percentage based upon 44,866,564 shares of common stock issued and outstanding as of the Record Date of July 9, 2018.

(2)	Mr. Forchic is currently a director but was not nominated for re-election.

(3)	Based upon a Schedule 13G filed with the SEC on May 18, 2018. The mailing address for this beneficial owner is 1012 Springfield Avenue, Mountainside, New Jersey 07092. Matthew Beckman makes the investment decisions on behalf of this entity and may be deemed to beneficially own the securities held by this entity.

(4)	Includes 2,650,000 shares of Common Stock beneficially owned directly by YA II PN, Ltd. and D-Beta One EQ, Ltd., plus a number of additional shares underlying warrants exercisable into shares of Common Stock such that the reporting person is deemed to be the beneficial owner, subject to a beneficial ownership limitation of 9.99%.

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ELECTION OF DIRECTORS

On July 9, 2018, the Majority Stockholders of the Company elected Alan Lien and Alvin Hao to the Company’s Board of Directors for a term ending at the annual meeting of shareholders to be held in 2019. The following is certain biographical information relating to Mr. Lien and Mr. Hao as provided to the Company by Mr. Lien and Mr. Hao, respectively:

Alan Lien, 34, is a co-founder of the Company, and has served as the Chairman, President, Director, and Chief Financial Officer since June 23, 2015. Mr. Lien is responsible for setting the sales, product development, product strategy, and input on the strategic direction of the Company. He leads the manufacturing, development and sourcing of Solis Tek products and setting up company infrastructure. Mr. Lien received his BS in Marketing from Monmouth University in 2006.

Alvin Hao, 35, is a co-founder of the Company, and has serves as Executive Vice President and Director since June 23, 2015. Mr. Hao has broad knowledge of the hydroponics industry, including aspects of hardware and years of gardening experience. Mr. Hao is responsible for creating and maintaining corporate infrastructure, oversee daily operations, sales, and financial planning, lead marketing strategy, He received his BS in Business Administration and Marketing from California State University Long Beach in 2007.

No family relationships exist between any of our executive officers or directors.

Director Independence

Our Board of Directors is currently composed of two members, who do not qualify as independent directors in accordance with the published listing requirements of The NASDAQ Capital Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

We do not have any independent directors.

Board Committees

The Board of Directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company has secured Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Executive officers, directors and ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of Forms 3, 4 and 5 received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2017, all such filing requirements applicable to our officers, directors and ten percent shareholders were fulfilled, except that Dennis G. Forchic filed a late Form 3.

Code of Business Conduct and Ethics and Insider Trading Policy

We have not adopted a code of ethics or an insider trading policy. We expect that we will adopt a code of business conduct and ethics and an insider trading policy that apply to all of our employees, officers and directors, including those officers responsible for financial reporting. Once adopted, we will make the code of business conduct and ethics and such insider trading policy available on our website at www.solis-tekcom. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

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EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and the two highest paid executive officers and up to two other highest paid individuals whose total annual salary and bonus exceeded $100,000 for fiscal years 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alan Lien, Chief Executive Officer, Director, President, and Chief Financial Officer	2017	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500
	2016	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500

Alvin Hao, Executive Vice President and Director	2017	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500
	2016	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500

Dennis G. Forchic, Former Chief Executive Officer (a)	2017	162,000	N/A	2,760,000	835,767	N/A	N/A	300,000	4,057,767

Stanley Teeple, Chief Compliance Officer (b)	2017	-	N/A	1,710,000	N/A	N/A	N/A	N/A	1,710,000

(a)	On January 6, 2017, the company extended an offer to Dennis G. Forchic to become CEO. Mr. Forchic accepted the offer and contracts were executed on March 27, 2017. As part of the Employment Agreement, the Company issued a total of 5,411,765 shares valued at $2,760,000. Mr. Forchic was also granted an option to purchase 3,000,000 shares at $0.60 per share, with 33.3% of these shares vesting on the one year anniversary of the date of grant and the remainder vesting in equal installments at the end of each month over the next three years. The options were valued at $835,767 using a Black Scholes options pricing model and will be amortized as an expense over the vesting period. Mr. Forchic purchased an additional 784,314 shares valued at $400,000 for a consideration of $100,000. The fair value of the shares on the date of grant over consideration received was $300,000, which was recorded as stock compensation expense. On January 6, 2017, the Company extended an offer to Dennis G. Forchic to become CEO. Mr. Forchic accepted the offer and contracts were executed on March 27, 2017. On February 5, 2018, the Company terminated its employment agreement with Mr. Forchic.

(b)	On December 27, 2017, the Company entered into a four year employment agreement with Stanley L. Teeple as it Chief Compliance Officer, Secretary, and Sr. VP. Mr. Teeple is to receive an annual salary of $145,000 and is entitled to receive 1,000,000 shares of the Company’s common stock, valued at $1,710,000 of which 250,000 immediately vested and were issued on the signing of the employment agreement and 250,000 shares vest each year on the anniversary date of the employment agreement. Prior to the date of employment with the Company, Mr. Teeple was a consultant to the Company.

Employment Agreements with Executive Officers

On February 14, 2018, the Company entered into a three-year employment agreement with Tiffany Davis, Chief Operating Officer. The Board of Directors ratified this action on or about July 5, 2018. As part of the Employment Agreement, Ms. Davis was granted 1,000,000 shares of the Company’s common stock of which 250,000 shares vested and were issued on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement.

On December 27, 2017, the Company entered into a four year employment agreement with Stanley L. Teeple as the Company’s Chief Compliance Officer. As part of the Employment Agreement, Mr. Teeple was granted 1,000,000 shares of the Company’s common stock of which 250,000 shares vested and were issued on the signing of the employment agreement and 250,000 shares vest annually on the anniversary of the employment agreement.

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On January 6, 2017, the Company extended an offer to Dennis G. Forchic to become the Company’s Chief Executive Officer. As part of the Employment Agreement, the Company issued a total of 5,411,765 shares valued at $2,760,000. In addition, Mr. Forchic purchased an additional 784,314 shares valued at $400,000 for a consideration of $100,000. On February 5, 2018, the Company terminated its employment agreement with Mr. Dennis G. Forchic, its Chief Executive Officer.

Director Compensation

Employees of the Company who also serve as directors do not receive additional compensation for their performance of services as directors. For 2017 and 2016, directors of the Company did not receive additional consideration for their service as directors.

Option Plan

There are no stock option plans or common shares set aside for any stock option plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Amounts Due to Officers/Shareholders

On July 1, 2012, the Company entered into a notes payable agreement with Lydia Hao, who is the mother of Alvin Hao, our executive vice president and a director. The maximum borrowings allowed under the note are $200,000. Through December 31, 2013, the note bore interest at 20% per annum. Beginning on January 1, 2014, the interest rate on the note was reduced to 8% per annum. The note is due 30 days after demand. Amounts owed on the note balance were $195,000 at December 31, 2017 and 2016. There was no interest paid to Ms. Hao relating to the note for the years ended December 31, 2017 and 2016. Interest expense on the note for the years ended December 31, 2017 and 2016 was $15,600 and $15,643, respectively.

On May 9, 2016, the Company also entered into notes payable agreements with Alan Lien and Alvin Hao, each an officer and director, to borrow $300,000 under each individual note. Pursuant to the terms of each of these agreements, the Company borrowed $300,000 from each of Alan Lien and Alvin Hao. The notes accrue interest at a rate of 8% per annum, are unsecured and were due on or before May 31, 2018. A total of $600,000 was due on the combined notes at December 31, 2017 and 2016.

As of December 31, 2017 and 2016, the Company also owed Alan Lien and Alvin Hao an additional $146,534 and $134,088, respectively. Included in the balances were short-term loans from Alan Lien and Alvin Hao to the Company totaling $3,297 and $3,297 as of December 31, 2017 and 2016, respectively. The balances are payable on demand, bear zero interest and are unsecured. The balances also included interest owed on the notes payable described above, which totaled to $65,222 and $68,472 at December 31, 2017 and 2016, respectively. Also included is $29,580 and $62,319 of unpaid compensation, which was owed to Alan Lien and Alvin Hao at December 31, 2017 and 2016, respectively.

Supplier (Former Related Party)

A family member of Alien Lien, our president and a director, owned a minority interest in a company in China, which is the sole supplier of ballasts to the Company. Purchases from the related party for the years ended December 31, 2017 and 2016 totaled approximately $3,805,248 and $3,119,000, respectively. The Company believes purchase prices from this vendor approximated what the Company would have to pay from an independent third party vendor. In 2017, the Company determined that due to a change in relationship status, this vendor that was formerly considered a related party, was deemed to no longer be a related party. At December 31, 2017 and 2016, the Company owed the former related party $381,457 and $1,083,764, respectively. At December 31, 2017, the Company had made advanced deposit payments to this vendor for $735,730, which will be applied to purchased inventory upon delivery.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

ANNUAL REPORT

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K and any amendments thereto for the fiscal year ended December 31, 2017, and any reports prior to or subsequent to that date. These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K and any amendments thereto for the fiscal year ended December 31, 2017, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: Secretary, Solis Tek Inc., 853 Sandhill Avenue, Carson, California, 90746. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

Stockholder Communication

Stockholders wishing to communicate with the Board may direct such communications to the Company at 853 Sandhill Avenue, Carson, California, 90746, Attn: Secretary. The Chairman will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, the Company will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 853 Sandhill Avenue, Carson, California, 90746. If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors,

/s/ ALAN LIEN
Name:	Alan Lien
Title:	Chairman of the Board

Carson, California

July 17, 2018

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